Exhibit 99.1

News Release

Abbott Reports Second-Quarter 2018 Results

•                 Second-quarter reported sales growth of 17.0 percent; GAAP EPS from continuing operations of $0.40

•                 Second-quarter organic sales growth of 8.0 percent

•                 Second-quarter adjusted EPS from continuing operations of $0.73, above previous guidance range

•                 Raises full-year 2018 outlook

ABBOTT PARK, Ill., July 18, 2018 — Abbott today announced financial results for the second quarter ended June 30, 2018.

•                  Second-quarter worldwide sales of $7.8 billion increased 17.0 percent on a reported basis and 8.0 percent on an organic* basis.

•                  Reported diluted EPS from continuing operations under GAAP was $0.40 in the second quarter.

•                  Adjusted diluted EPS from continuing operations, which excludes specified items, was $0.73, above Abbott’s previous guidance range.

•                  Abbott is raising its full-year 2018 EPS guidance range, which continues to reflect strong double-digit growth. Abbott projects full-year diluted EPS from continuing operations on a GAAP basis of $1.34 to $1.40. Projected full-year adjusted diluted EPS from continuing operations is now $2.85 to $2.91.

•                  In May, Abbott received approval from the U.S. FDA for XIENCE SierraTM, the newest generation of its gold-standard coronary stent system, which offers design and technology advances to provide an easier implant and greater ability to treat complex blockages. During the second quarter, XIENCE Sierra also received national reimbursement in Japan to treat people with coronary artery disease.

•                  In May, Abbott announced U.S. FDA clearance of AdvisorTM HD Grid Mapping Catheter, Sensor EnabledTM, which creates highly detailed maps of the heart and expands Abbott’s leading electrophysiology product portfolio.

•                  In July, Abbott received U.S. FDA approval for a next-generation version of its leading MitraClip® heart valve repair device. This new version includes design advancements that simplify the minimally invasive procedure and enable more patients to be treated with MitraClip.

“All four of our businesses exceeded expectations and contributed to strong growth overall,” said Miles D. White, chairman and chief executive officer, Abbott. “We forecast continued strong performance and are raising our full-year outlook despite recent currency shifts.”

—more—

* See note on organic growth on the next page.

SECOND-QUARTER BUSINESS OVERVIEW

Note: Management believes that measuring sales growth rates on an organic basis is an appropriate way for investors to best understand the underlying performance of the business.

Organic sales growth:

•                  Excludes prior year results for the Abbott Medical Optics (AMO) and St. Jude Medical vascular closure businesses, which were divested during the first quarter 2017;

•                  Excludes the current and prior year results for Rapid Diagnostics, which reflect results for Alere Inc., which was acquired on Oct. 3, 2017; and

•                  Excludes the impact of foreign exchange.

Following are sales by business segment and commentary for the second quarter and first half 2018:

Total Company

($ in millions)

				% Change vs. 2Q17
	Sales 2Q18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	2,702	5,065	7,767	14.5	18.4	17.0	3.5	10.5	8.0
Nutrition	781	1,077	1,858	1.0	12.5	7.3	1.0	10.7	6.4
Diagnostics	652	1,221	1,873	69.1	37.6	47.2	2.2	8.5	6.6
Established Pharmaceuticals	—	1,129	1,129	n/a	10.5	10.5	n/a	12.3	12.3
Medical Devices	1,259	1,632	2,891	5.7	16.1	11.3	5.7	10.3	8.2

* Total 2018 Abbott sales from continuing operations include Other Sales of $16 million.

				% Change vs. 1H17
	Sales 1H18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	5,377	9,780	15,157	14.8	18.0	16.8	4.2	9.3	7.5
Nutrition	1,539	2,075	3,614	2.4	11.0	7.2	2.4	8.1	5.6
Diagnostics	1,352	2,358	3,710	78.9	40.8	52.6	2.0	7.9	6.1
Established Pharmaceuticals	—	2,173	2,173	n/a	10.2	10.2	n/a	9.7	9.7
Medical Devices	2,468	3,167	5,635	6.0	18.9	12.9	6.3	11.0	8.8

* Total 2018 Abbott sales from continuing operations include Other Sales of $25 million.

n/a = Not Applicable.

Note: In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Second-quarter 2018 worldwide sales of $7.8 billion increased 17.0 percent on a reported basis. On an organic basis, worldwide sales increased 8.0 percent. Refer to pages 17 and 18 for a reconciliation of adjusted historical revenue.

Nutrition

($ in millions)

				% Change vs. 2Q17
	Sales 2Q18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	781	1,077	1,858	1.0	12.5	7.3	1.0	10.7	6.4
Pediatric	469	582	1,051	2.1	10.2	6.4	2.1	8.1	5.3
Adult	312	495	807	(0.7)	15.2	8.5	(0.7)	13.9	7.8

				% Change vs. 1H17
	Sales 1H18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	1,539	2,075	3,614	2.4	11.0	7.2	2.4	8.1	5.6
Pediatric	917	1,128	2,045	2.9	10.3	6.8	2.9	7.2	5.2
Adult	622	947	1,569	1.6	11.9	7.6	1.6	9.3	6.1

Worldwide Nutrition sales increased 7.3 percent on a reported basis in the second quarter, including a favorable 0.9 percent effect of foreign exchange, and increased 6.4 percent on an organic basis.

Worldwide Pediatric Nutrition sales increased 6.4 percent on a reported basis in the second quarter, including a favorable 1.1 percent effect of foreign exchange, and increased 5.3 percent on an organic basis. International sales increased 10.2 percent on a reported basis, including a favorable 2.1 percent effect of foreign exchange, and increased 8.1 percent on an organic basis. Strong performance in the quarter was led by growth in several countries across Asia, including Greater China, and Latin America.

Worldwide Adult Nutrition sales increased 8.5 percent on a reported basis in the second quarter, including a favorable 0.7 percent effect of foreign exchange, and increased 7.8 percent on an organic basis. International sales increased 15.2 percent on a reported basis, including a favorable 1.3 percent effect of foreign exchange, and increased 13.9 percent on an organic basis. Sales performance was led by strong growth of Ensure®, Abbott’s market-leading complete and balanced nutrition brand, and Glucerna®, Abbott’s market-leading diabetes-specific nutrition brand.

Diagnostics

($ in millions)

				% Change vs. 2Q17
	Sales 2Q18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	652	1,221	1,873	69.1	37.6	47.2	2.2	8.5	6.6
Core Laboratory	248	880	1,128	6.8	11.7	10.6	6.8	7.9	7.7
Molecular	38	84	122	(7.3)	16.6	7.9	(7.3)	13.6	6.0
Point of Care	108	31	139	(3.9)	12.0	(0.8)	(3.9)	9.7	(1.3)
Rapid Diagnostics *	258	226	484	n/m	n/m	n/m	n/m	n/m	n/m

* Rapid Diagnostics reflects sales from Alere Inc., which was acquired on Oct. 3, 2017. Organic growth rates above exclude results from the Rapid Diagnostics business.

				% Change vs. 1H17
	Sales 1H18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	1,352	2,358	3,710	78.9	40.8	52.6	2.0	7.9	6.1
Core Laboratory	476	1,671	2,147	6.2	12.7	11.2	6.2	7.3	7.0
Molecular	77	163	240	(10.7)	17.0	6.4	(10.7)	12.6	3.7
Point of Care	218	62	280	(1.7)	17.3	1.9	(1.7)	14.0	1.3
Rapid Diagnostics *	581	462	1,043	n/m	n/m	n/m	n/m	n/m	n/m

* Rapid Diagnostics reflects sales from Alere Inc., which was acquired on Oct. 3, 2017. Organic growth rates above exclude results from the Rapid Diagnostics business.

n/m = Percent change is not meaningful.

Worldwide Diagnostics sales increased 47.2 percent on a reported basis in the second quarter. On an organic basis, sales increased 6.6 percent. Refer to pages 17 and 18 for a reconciliation of adjusted historical revenue.

Core Laboratory Diagnostics sales increased 10.6 percent on a reported basis in the second quarter, including a favorable 2.9 percent effect of foreign exchange, and increased 7.7 percent on an organic basis. Growth in the quarter was driven by continued share gains globally.

Molecular Diagnostics sales increased 7.9 percent on a reported basis in the second quarter, including a favorable 1.9 percent effect of foreign exchange, and increased 6.0 percent on an organic basis. Worldwide sales were led by strong growth in infectious disease testing, Abbott’s core area of focus in the molecular diagnostics market, which was partially offset by a planned scale down in other testing areas, primarily in the U.S.

Point of Care Diagnostics sales decreased 0.8 percent on a reported basis in the second quarter, including a favorable 0.5 percent effect of foreign exchange, and decreased 1.3 percent on an organic basis.

Rapid Diagnostics worldwide sales of $484 million were led by infectious disease and cardiometabolic testing.

Established Pharmaceuticals

($ in millions)

				% Change vs. 2Q17
	Sales 2Q18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	—	1,129	1,129	n/a	10.5	10.5	n/a	12.3	12.3
Key Emerging Markets	—	866	866	n/a	8.4	8.4	n/a	12.0	12.0
Other	—	263	263	n/a	17.9	17.9	n/a	13.6	13.6

				% Change vs. 1H17
	Sales 1H18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	—	2,173	2,173	n/a	10.2	10.2	n/a	9.7	9.7
Key Emerging Markets	—	1,659	1,659	n/a	8.6	8.6	n/a	9.5	9.5
Other	—	514	514	n/a	15.9	15.9	n/a	10.1	10.1

Established Pharmaceuticals sales increased 10.5 percent on a reported basis in the second quarter, including an unfavorable 1.8 percent effect of foreign exchange, and increased 12.3 percent on an organic basis.

Key Emerging Markets comprise several countries that represent the most attractive long-term growth opportunities for Abbott’s branded generics product portfolio. Sales in these geographies increased 8.4 percent on a reported basis in the second quarter, including an unfavorable 3.6 percent effect of foreign exchange, and increased 12.0 percent on an organic basis. Sales growth was led by double-digit growth across several geographies, including India and China.

Medical Devices

($ in millions)

				% Change vs. 2Q17
	Sales 2Q18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	1,259	1,632	2,891	5.7	16.1	11.3	5.7	10.3	8.2
Cardiovascular and Neuromodulation	1,147	1,274	2,421	3.4	10.7	7.1	3.4	5.4	4.4
Rhythm Management	262	281	543	(3.6)	0.5	(1.5)	(3.6)	(4.4)	(4.0)
Electrophysiology	193	235	428	25.0	24.6	24.8	25.0	18.7	21.6
Heart Failure	117	46	163	(5.0)	27.6	2.4	(5.0)	21.4	1.0
Vascular	284	466	750	(3.8)	7.0	2.6	(3.8)	2.0	(0.3)
Structural Heart	118	197	315	13.9	19.7	17.5	13.9	13.3	13.5
Neuromodulation	173	49	222	7.4	5.2	6.9	7.4	0.3	5.8
Diabetes Care	112	358	470	37.6	40.5	39.8	37.6	32.4	33.6

				% Change vs. 1H17
	Sales 1H18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	2,468	3,167	5,635	6.0	18.9	12.9	6.3	11.0	8.8
Cardiovascular and Neuromodulation	2,270	2,474	4,744	4.6	12.9	8.7	4.9	5.6	5.3
Rhythm Management	526	552	1,078	(1.2)	4.2	1.5	(1.2)	(2.9)	(2.1)
Electrophysiology	375	444	819	25.4	23.4	24.3	25.4	15.7	20.1
Heart Failure	231	85	316	(0.6)	22.5	4.7	(0.6)	14.3	2.8
Vascular	570	919	1,489	(4.9)	10.2	3.9	(4.0)	3.9	0.6
Structural Heart	227	381	608	7.8	21.5	16.0	7.8	12.4	10.6
Neuromodulation	341	93	434	14.8	8.8	13.5	14.8	1.1	11.8
Diabetes Care	198	693	891	26.5	46.9	41.8	26.5	35.5	33.3

Worldwide Medical Devices sales increased 11.3 percent on a reported basis in the second quarter. On an organic basis, sales increased 8.2 percent. Refer to page 18 for a reconciliation of adjusted historical revenue.

Cardiovascular and Neuromodulation sales growth in the quarter was led by double-digit growth in Electrophysiology and Structural Heart.

In Electrophysiology, growth was led by strong performance in cardiac mapping and ablation as well as share gains from the recent U.S. launch of Abbott’s Confirm RxTM Insertable Cardiac Monitor (ICM), the world’s first and only smartphone-compatible ICM designed to help physicians remotely identify cardiac arrhythmias. In May, Abbott announced U.S. FDA clearance of Advisor HD Grid Mapping Catheter, Sensor Enabled, which creates highly detailed maps of the heart and expands Abbott’s leading electrophysiology product portfolio.

In Vascular, during the second quarter, Abbott received approval from the U.S. FDA for XIENCE Sierra, the newest generation of its gold-standard coronary stent system, which offers design and technology advances to provide an easier implant and greater ability to treat complex blockages. During the quarter, XIENCE Sierra also received national reimbursement in Japan to treat people with coronary artery disease.

Growth in Structural Heart was driven by several product areas across Abbott’s broad portfolio, including AMPLATZERTM PFO Occluder and MitraClip, Abbott’s market-leading device for the minimally invasive treatment of mitral regurgitation. In July, Abbott announced U.S. FDA approval for a next-generation version of MitraClip, with an enhanced design that provides even greater precision and accuracy.

In Diabetes Care, where sales increased 39.8 percent on a reported basis and 33.6 percent on an organic basis, growth was led by continued rapid market uptake of FreeStyle® Libre, Abbott’s revolutionary sensor-based continuous glucose monitoring (CGM) system, which removes the need for routine fingersticks1 for people with diabetes.

ABBOTT’S FULL-YEAR EARNINGS-PER-SHARE GUIDANCE

Abbott projects 2018 diluted earnings per share from continuing operations under Generally Accepted Accounting Principles (GAAP) of $1.34 to $1.40.

Abbott forecasts net specified items for the full year 2018 of approximately $1.51 per share. Specified items include intangible amortization expense, acquisition-related expenses, charges associated with cost reduction initiatives and other expenses.

Excluding specified items, projected adjusted diluted earnings per share from continuing operations would be $2.85 to $2.91 for the full year 2018.

Abbott is issuing third-quarter 2018 guidance for diluted earnings per share from continuing operations under GAAP of $0.32 to $0.34. Abbott forecasts specified items for the third quarter 2018 of $0.41 primarily related to intangible amortization, acquisition-related expenses, cost reduction initiatives and other expenses. Excluding specified items, projected adjusted diluted earnings per share from continuing operations would be $0.73 to $0.75 for the third quarter.

ABBOTT DECLARES 378TH CONSECUTIVE QUARTERLY DIVIDEND

On June 8, 2018, the board of directors of Abbott declared the company’s quarterly dividend of $0.28 per share. Abbott’s cash dividend is payable Aug. 15, 2018, to shareholders of record at the close of business on July 13, 2018.

Abbott has increased its dividend payout for 46 consecutive years and is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for at least 25 consecutive years.

About Abbott:

Abbott is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare. With a portfolio of leading, science-based offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals, Abbott serves people in more than 150 countries and employs approximately 99,000 people.

Visit Abbott at www.abbott.com and connect with us on Twitter at @AbbottNews.

Abbott will webcast its live second-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the webcast will be available later that day.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2017, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial:

Scott Leinenweber, 224-668-0791

Michael Comilla, 224-668-1872

Lukas Szot, 224-667-2299

Abbott Media:

Darcy Ross, 224-667-3655

Elissa Maurer, 224-668-3309

1 Fingersticks are required for treatment decisions when you see Check Blood Glucose symbol, when symptoms do not match system readings, when you suspect readings may be inaccurate, or when you experience symptoms that may be due to high or low blood glucose.

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

Second Quarter Ended June 30, 2018 and 2017

(in millions, except per share data)

(unaudited)

	2Q18	2Q17	% Change
Net Sales	$7,767	$6,637	17.0

Cost of products sold, excluding amortization expense	3,282	3,189	2.9
Amortization of intangible assets	562	392	43.2
Research and development	575	520	10.5
Selling, general, and administrative	2,466	2,150	14.7
Total Operating Cost and Expenses	6,885	6,251	10.1

Operating earnings	882	386	n/m	1)

Interest expense, net	189	183	2.7
Net foreign exchange (gain)	(6)	(12)	(50.7)
Other (income) expense, net	(78)	(80)	(3.1)	1)
Earnings from Continuing Operations before taxes	777	295	n/m

Tax expense on Earnings from Continuing Operations	59	25	n/m
Earnings from Continuing Operations	718	270	n/m

Earnings from Discontinued Operations, net of taxes	15	13	19.1

Net Earnings	$733	$283	n/m

Earnings from Continuing Operations, excluding Specified Items, as described below	$1,295	$1,096	18.1	2)

Diluted Earnings per Common Share from:

Continuing Operations	$0.40	$0.15	n/m

Discontinued Operations	0.01	0.01	n/m

Total	$0.41	$0.16	n/m

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$0.73	$0.62	17.7	2)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,769	1,749

NOTES:

See tables on page 14 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             Effective January 1, 2018, Abbott adopted Accounting Standards Update 2017-07, Compensation — Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which resulted in a retrospective reclassification of approximately $40 million of net pension-related income from Operating earnings to Other (income) expense, net for the second quarter of 2017.

2)             2018 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $577 million, or $0.33 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

2017 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $826 million, or $0.47 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

First Half Ended June 30, 2018 and 2017

(in millions, except per share data)

(unaudited)

	1H18	1H17	% Change
Net Sales	$15,157	$12,972	16.8

Cost of products sold, excluding amortization expense	6,349	6,251	1.6
Amortization of intangible assets	1,146	914	25.4
Research and development	1,164	1,073	8.4
Selling, general, and administrative	5,008	4,590	9.1
Total Operating Cost and Expenses	13,667	12,828	6.5

Operating earnings	1,490	144	n/m	1)

Interest expense, net	388	387	0.1
Net foreign exchange (gain)	(9)	(28)	(66.5)
Debt extinguishment costs	14	—	n/m
Other (income) expense, net	(111)	(1,246)	(91.1)	1)	2)
Earnings from Continuing Operations before taxes	1,208	1,031	17.2

Tax expense on Earnings from Continuing Operations	81	375	(78.4)	3)
Earnings from Continuing Operations	1,127	656	71.8

Earnings from Discontinued Operations, net of taxes	24	46	(49.5)	4)

Net Earnings	$1,151	$702	63.9

Earnings from Continuing Operations, excluding Specified Items, as described below	$2,345	$1,939	20.9	5)

Diluted Earnings per Common Share from:

Continuing Operations	$0.63	$0.37	70.3

Discontinued Operations	0.01	0.03	(66.7)	4)

Total	$0.64	$0.40	60.0

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$1.32	$1.11	18.9	5)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,767	1,742

NOTES:

See tables on page 15 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             Effective January 1, 2018, Abbott adopted Accounting Standards Update 2017-07, Compensation — Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which resulted in a retrospective reclassification of approximately $80 million of net pension-related income from Operating earnings to Other (income) expense, net for the first half of 2017.

2)             2017 Other (income) expense, net includes a pretax gain of $1.151 billion from the sale of the AMO business.

3)             2018 Tax expense on Earnings from Continuing Operations includes the impact of approximately $71 million in excess tax benefits associated with share-based compensation.

2017 Tax expense on Earnings from Continuing Operations includes the tax associated with a $1.151 billion pretax gain on the sale of the AMO business.

4)             2018 and 2017 Earnings and Diluted Earnings per Common Share from Discontinued Operations, net of taxes primarily relates to a net tax benefit as a result of the resolution of various tax positions from prior years.

5)             2018 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $1.218 billion, or $0.69 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

2017 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $1.283 billion, or $0.74 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions, partially offset by a gain on the sale of the AMO business.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Second Quarter Ended June 30, 2018 and 2017

(in millions, except per share data)

(unaudited)

	2Q18
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$562	$(562)	—
Gross Margin	3,923	677	$4,600	59.2%
R&D	575	(24)	551	7.1%
SG&A	2,466	(79)	2,387	30.7%
Interest expense, net	189	(2)	187
Other (income) expense, net	(78)	44	(34)
Earnings from Continuing Operations before taxes	777	738	1,515
Tax expense on Earnings from Continuing Operations	59	161	220
Earnings from Continuing Operations	718	577	1,295
Diluted Earnings per Share from Continuing Operations	$0.40	$0.33	$0.73

Specified items reflect intangible amortization expense of $562 million and other expenses of $176 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 19 for additional details regarding specified items.

	2Q17
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$392	$(392)	—
Gross Margin	3,056	895	$3,951	59.5%
R&D	520	(15)	505	7.6%
SG&A	2,150	(138)	2,012	30.3%
Interest expense, net	183	(2)	181
Other (income) expense, net	(80)	32	(48)
Earnings from Continuing Operations before taxes	295	1,018	1,313
Tax expense on Earnings from Continuing Operations	25	192	217
Earnings from Continuing Operations	270	826	1,096
Diluted Earnings per Share from Continuing Operations	$0.15	$0.47	$0.62

Note: The As Reported and As Adjusted amounts reflect the impact of adopting the new accounting rules related to the recognition of retirement benefits — See Footnote 1 on page 11 for additional information.

Specified items reflect intangible amortization expense of $392 million and other expenses of $626 million, primarily associated with acquisitions, including approximately $430 million of inventory step-up amortization related to St. Jude Medical and other expenses. See page 20 for additional details regarding specified items.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

First Half Ended June 30, 2018 and 2017

(in millions, except per share data)

(unaudited)

	1H18
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$1,146	$(1,146)	—
Gross Margin	7,662	1,324	$8,986	59.3%
R&D	1,164	(67)	1,097	7.2%
SG&A	5,008	(169)	4,839	31.9%
Interest expense, net	388	(2)	386
Net foreign exchange (gain) loss	(9)	(1)	(10)
Debt extinguishment costs	14	(14)	—
Other (income) expense, net	(111)	42	(69)
Earnings from Continuing Operations before taxes	1,208	1,535	2,743
Tax expense on Earnings from Continuing Operations	81	317	398
Earnings from Continuing Operations	1,127	1,218	2,345
Diluted Earnings per Share from Continuing Operations	$0.63	$0.69	$1.32

Specified items reflect intangible amortization expense of $1.146 billion and other expenses of $389 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 21 for additional details regarding specified items.

	1H17
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$914	$(914)	—
Gross Margin	5,807	1,879	$7,686	59.2%
R&D	1,073	(55)	1,018	7.8%
SG&A	4,590	(505)	4,085	31.5%
Interest expense, net	387	(19)	368
Other (income) expense, net	(1,246)	1,166	(80)
Earnings from Continuing Operations before taxes	1,031	1,292	2,323
Tax expense on Earnings from Continuing Operations	375	9	384
Earnings from Continuing Operations	656	1,283	1,939
Diluted Earnings per Share from Continuing Operations	$0.37	$0.74	$1.11

Note: The As Reported and As Adjusted amounts reflect the impact of adopting the new accounting rules related to the recognition of retirement benefits — See Footnote 1 on page 13 for additional information.

Specified items reflect intangible amortization expense of $914 million and other expenses of $1.529 billion, primarily associated with acquisitions, including approximately $820 million of inventory step-up amortization related to St. Jude Medical, charges related to restructuring actions and other expenses, partially offset by a gain of $1.151 billion from the sale of the AMO business. See page 22 for additional details regarding specified items.

A reconciliation of the second-quarter tax rates for continuing operations for 2018 and 2017 is shown below:

	2Q18
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$777	$59	7.7%
Specified items	738	161
Excluding specified items	$1,515	$220	14.5%

	2Q17
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$295	$25	8.4%	1)
Specified items	1,018	192
Excluding specified items	$1,313	$217	16.5%

1)             Reported tax rate on a GAAP basis for the second quarter of 2017 includes the impact of approximately $25 million in excess tax benefits associated with share-based compensation.

A reconciliation of the year-to-date tax rates for continuing operations for 2018 and 2017 is shown below:

	1H18
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,208	$81	6.7%	2)
Specified items	1,535	317
Excluding specified items	$2,743	$398	14.5%

	1H17
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,031	$375	36.4%	3)
Specified items	1,292	9
Excluding specified items	$2,323	$384	16.5%

2)             Reported tax rate on a GAAP basis for 2018 includes the impact of approximately $71 million in excess tax benefits associated with share-based compensation.

3)             Reported tax rate on a GAAP basis for 2017 includes the impact of taxes associated with a $1.151 billion pretax gain on the sale of the AMO business.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Adjusted Historical Revenue

Second Quarter Ended June 30, 2018 and 2017

($ in millions) (unaudited)

	2Q18			2Q17	% Change vs. 2Q17
	Abbott	Rapid	Adjusted	Abbott		Non-GAAP
	Reported	Diagnostics	Revenue	Reported	Reported	Reported	Organic a)

Total Company	7,767	(484)	7,283	6,637	17.0	9.7	8.0
U.S.	2,702	(258)	2,444	2,360	14.5	3.5	3.5
Int’l	5,065	(226)	4,839	4,277	18.4	13.1	10.5
Total Diagnostics	1,873	(484)	1,389	1,273	47.2	9.1	6.6
U.S.	652	(258)	394	385	69.1	2.2	2.2
Int’l	1,221	(226)	995	888	37.6	12.1	8.5
Rapid Diagnostics	484	(484)	—	—	n/m	n/m	n/m
U.S.	258	(258)	—	—	n/m	n/m	n/m
Int’l	226	(226)	—	—	n/m	n/m	n/m

a) In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Adjusted Historical Revenue

First Half Ended June 30, 2018 and 2017

($ in millions) (unaudited)

	1H18			1H17			% Change vs. 1H17
	Abbott	Rapid	Adjusted	Abbott	Divested	Adjusted		Non-GAAP
	Reported	Diagnostics	Revenue	Reported	Businesses a)	Revenue	Reported	Reported	Organic b)

Total Company	15,157	(1,043)	14,114	12,972	(187)	12,785	16.8	10.4	7.5
U.S.	5,377	(581)	4,796	4,684	(84)	4,600	14.8	4.2	4.2
Int’l	9,780	(462)	9,318	8,288	(103)	8,185	18.0	13.8	9.3
Total Diagnostics	3,710	(1,043)	2,667	2,431	—	2,431	52.6	9.7	6.1
U.S.	1,352	(581)	771	756	—	756	78.9	2.0	2.0
Int’l	2,358	(462)	1,896	1,675	—	1,675	40.8	13.2	7.9
Rapid Diagnostics	1,043	(1,043)	—	—	—	—	n/m	n/m	n/m
U.S.	581	(581)	—	—	—	—	n/m	n/m	n/m
Int’l	462	(462)	—	—	—	—	n/m	n/m	n/m
Total Medical Devices	5,635	—	5,635	4,991	(12)	4,979	12.9	13.2	8.8
U.S.	2,468	—	2,468	2,327	(6)	2,321	6.0	6.3	6.3
Int’l	3,167	—	3,167	2,664	(6)	2,658	18.9	19.1	11.0
Cardiovascular and Neuromodulation	4,744	—	4,744	4,363	(12)	4,351	8.7	9.0	5.3
U.S.	2,270	—	2,270	2,171	(6)	2,165	4.6	4.9	4.9
Int’l	2,474	—	2,474	2,192	(6)	2,186	12.9	13.1	5.6
Vascular	1,489	—	1,489	1,434	(12)	1,422	3.9	4.7	0.6
U.S.	570	—	570	599	(6)	593	(4.9)	(4.0)	(4.0)
Int’l	919	—	919	835	(6)	829	10.2	10.9	3.9

a) Reflects sales related to the AMO and St. Jude Medical vascular closure businesses prior to divesting in the first quarter 2017.

b) In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Second Quarter Ended June 30, 2018

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$37	$78	$562	$—	$677
R&D	(5)	(1)	—	(18)	(24)
SG&A	(75)	(4)	—	—	(79)
Interest expense, net	—	—	—	(2)	(2)
Other (income) expense, net	(5)	—	—	49	44
Earnings from Continuing Operations before taxes	$122	$83	$562	$(29)	738
Tax expense on Earnings from Continuing Operations (d)					161
Earnings from Continuing Operations					$577
Diluted Earnings per Share from Continuing Operations					$0.33

The table above provides additional details regarding the specified items described on page 14.

a)             Acquisition-related expenses include costs for legal, accounting, tax, and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, and fair value adjustments to contingent consideration related to a business acquisition.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)              Other (income) expense, net relates to an increase in fair value of an investment, partially offset by the acquisition of an R&D asset.

d)             Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Second Quarter Ended June 30, 2017

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Total Specifieds
Gross Margin	$438	$65	$392	$895
R&D	(12)	(3)	—	(15)
SG&A	(134)	(4)	—	(138)
Interest expense, net	(2)	—	—	(2)
Other (income) expense, net	32	—	—	32
Earnings from Continuing Operations before taxes	$554	$72	$392	1,018
Tax expense on Earnings from Continuing Operations (c)				192
Earnings from Continuing Operations				$826
Diluted Earnings per Share from Continuing Operations				$0.47

The table above provides additional details regarding the specified items described on page 14.

a)             Acquisition-related expenses include costs for legal, accounting, tax, and other services related to business acquisitions and integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, fair value adjustments to contingent consideration related to a business acquisition, and inventory step-up amortization. The specified items in interest expense include amortization expense associated with acquisition-related bridge facility fees. Divestiture-related expenses include incremental costs to separate the divested businesses.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites. Any gains related to the divestiture of a facility as part of a restructuring program are also included in this category.

c)              Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

First Half Ended June 30, 2018

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$82	$96	$1,146	$—	$1,324
R&D	(21)	(3)	—	(43)	(67)
SG&A	(161)	(8)	—	—	(169)
Interest expense, net	—	—	—	(2)	(2)
Net foreign exchange (gain) loss	—	(1)	—	—	(1)
Debt extinguishment costs	—	—	—	(14)	(14)
Other (income) expense, net	(7)	—	—	49	42
Earnings from Continuing Operations before taxes	$271	$108	$1,146	$10	1,535
Tax expense on Earnings from Continuing Operations (d)					317
Earnings from Continuing Operations					$1,218
Diluted Earnings per Share from Continuing Operations					$0.69

The table above provides additional details regarding the specified items described on page 15.

a)             Acquisition-related expenses include costs for legal, accounting, tax, and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, fair value adjustments to contingent consideration related to a business acquisition, and inventory step-up amortization.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)              Other (income) expense, net relates to the acquisition of R&D assets and the cost associated with the early extinguishment of debt, partially offset by an increase in fair value of an investment.

d)             Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

First Half Ended June 30, 2017

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Total Specifieds
Gross Margin	$844	$121	$914	$1,879
R&D	(26)	(29)	—	(55)
SG&A	(486)	(19)	—	(505)
Interest expense, net	(19)	—	—	(19)
Other (income) expense, net	1,200	(34)	—	1,166
Earnings from Continuing Operations before taxes	$175	$203	$914	1,292
Tax expense on Earnings from Continuing Operations (c)				9
Earnings from Continuing Operations				$1,283
Diluted Earnings per Share from Continuing Operations				$0.74

The table above provides additional details regarding the specified items described on page 15.

a)             Acquisition-related expenses include bankers’ fees and costs for legal, accounting, tax, and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, fair value adjustments to contingent consideration related to a business acquisition, and inventory step-up amortization. The specified items in interest expense include amortization expense associated with acquisition-related bridge facility fees. Divestiture-related expenses include incremental costs to separate the divested businesses as well as bankers’ fees and costs for legal, accounting, tax, and other services related to the divestitures.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites. Any gains related to the divestiture of a facility as part of a restructuring program are also included in this category.

c)              Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

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